Exhibit 10.36

Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[*]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) is the type that the registrant treats as private or confidential.

Execution Version

FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 5, 2024 (this “First Amendment”), by and among Globalstar, Inc., a Delaware corporation (“Globalstar”), as a Grantor (as defined in the Existing Guarantee and Collateral Agreement referred to below), the other Grantors signatory hereto, and Apple Inc. (the “Secured Party”). Unless otherwise specifically defined herein, each term used herein that is defined in the Existing Guarantee and Collateral Agreement has the meaning assigned to such term in the Existing Guarantee and Collateral Agreement.

RECITALS

WHEREAS, Globalstar, each of the other Grantors and the Secured Party have entered into that certain Guarantee and Collateral Agreement dated as of April 6, 2023 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Guarantee and Collateral Agreement”; the Existing Guarantee and Collateral Agreement as further amended by this First Amendment, the “Guarantee and Collateral Agreement”);

WHEREAS, Globalstar has proposed to enter into that certain 2024 Prepayment Agreement, dated as of the date hereof (the “2024 Prepayment Agreement”), by and between Globalstar and the Secured Party; and

WHEREAS, as a condition to entering into the 2024 Prepayment Agreement the Secured Party has required Globalstar and the other Grantors to enter into this First Amendment to include the obligations of Globalstar under the 2024 Prepayment Agreement in the Globalstar Obligations and the Secured Obligations entitled to the benefits of the Liens and guarantees under the Guarantee and Collateral Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Existing Guarantee and Collateral Agreement. Effective as of the date first written above (the “First Amendment Effective Date”), the Existing Guarantee and Collateral Agreement is hereby amended as follows:

(a) The Preliminary Statement is hereby amended and restated as follows:

“Reference is made to (a) that certain Prepayment Agreement, entered into as of February 25, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2023 Prepayment Agreement”), by and between Globalstar and the Secured Party, (b) that certain Amended and Restated Prepayment Agreement, dated May 10, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2021 Prepayment Agreement”) and (c) that certain 2024 Prepayment Agreement, entered into as of November 5, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2024 Prepayment Agreement” and, together with the 2021 Prepayment Agreement and the 2023 Prepayment Agreement, collectively, the “Prepayment Agreements” and each, a “Prepayment Agreement”), by and between Globalstar and the Secured Party.

Pursuant to the Prepayment Agreements, the Secured Party has made and has agreed to make certain prepayments to Globalstar in the amounts specified therein (the “Prepayments”), as payment in advance for the purchase of certain services by the Secured Party or its affiliates pursuant to the Supply Agreements (as defined). The obligation of the Secured Party to make the Prepayments under the 2023 Prepayment Agreement and the 2024 Prepayment Agreement is conditioned upon, among other things, the execution and delivery of this Agreement by Globalstar and each other Grantor. Each Grantor (other than Globalstar) is an affiliate of Globalstar and is willing to execute and deliver this Agreement in order to induce the Secured Party to make the Prepayment (as defined). Accordingly, the parties hereto hereby agree as follows:”

(b) The definition of “Trigger Event” in Section 1.02 is hereby amended and restated as follows:

““Trigger Event” shall mean any of (a) a “Trigger Event” under and as defined in the 2023 Prepayment Agreement, (b) a “General Prepayment Trigger Event” as defined on [*] to the 2024 Prepayment Agreement (c) a “Prepayment Termination Trigger Event” as defined on [*] to the 2024 Prepayment Agreement” and/or (d) the occurrence of any event or condition that, pursuant to the terms of any Prepayment Agreement, entitles Apple to foreclose on any security interest held by Apple.”

(c) The following definition of “2024 Prepayment Agreement” shall be inserted within Section 1.02 in appropriate alphabetical order:

““2024 Prepayment Agreement” shall have the meaning assigned to such term in the preliminary statement to this Agreement.”

SECTION 2. Grantor Representations and Warranties. Each Grantor hereby represents and warrants to the Secured Party that:

(a) it is a validly existing entity in good standing or equivalent status (where such status exists) under its jurisdiction of organization; it has the power and authority to execute, deliver and perform its obligations under this First Amendment; the execution, delivery and performance of this First Amendment and the Guarantee and Collateral Agreement have been duly authorized by all necessary action and do not contravene any provision of the Grantor’s charter, operating agreement or similar organizational documents or any applicable law or material contract binding on Grantor or its assets;

(b) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental entity necessary for the due execution, delivery and performance of this First Amendment and the Guarantee and Collateral Agreement by Grantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental entity or regulatory body is required in connection with the execution, delivery or performance of this First Amendment or the Guarantee and Collateral Agreement;

(c) assuming the due execution and delivery of this First Amendment by the Secured Party, this First Amendment and the Guarantee and Collateral Agreement constitute a legal, valid and binding obligation of such Grantor enforceable against such Grantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar applicable laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

(d) the Grantors, on a consolidated basis, have the financial capacity to pay and perform the Secured Obligations under and as defined in Guarantee and Collateral Agreement and on a consolidated basis have, and will have, adequate capital with which to conduct the business they are presently conducting and reasonably anticipate conducting.

SECTION 3. Reaffirmation. Each Grantor (in its capacity as a Grantor and as a Guarantor, as applicable) expressly acknowledges the terms of this First Amendment and reaffirms, as of the First Amendment Effective Date, that its guarantee of the Guaranteed Obligations (for this purpose only, as defined in the Guarantee and Collateral Agreement) under the Guarantee and Collateral Agreement and its grant of Liens on the Collateral to secure the Secured Obligations pursuant to the Guarantee and Collateral Agreement and each other Collateral Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the applicable Grantors under the 2024 Prepayment Agreement. Neither the execution, delivery, performance or effectiveness of this

First Amendment nor the modification of the Existing Guarantee and Collateral Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to the Existing Guarantee and Collateral Agreement or any other Collateral Document, and such Liens continue unimpaired with the same priority to secure repayment of all Secured Obligations, whether heretofore or hereafter incurred; or (ii) is intended to or will create a registerable Lien or requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens. Each Grantor, in respect of the Collateral Documents to which it is a party, confirms that at the time of the execution and delivery of such Collateral Documents, it was expressly agreed that the Liens created thereunder were intended to secure the Secured Obligations, as amended, novated, supplemented or restated from time to time, including by way of this First Amendment and the incurrence of the obligations under the 2024 Prepayment Agreement. The security under the Guarantee and Collateral Agreement and the other Collateral Documents as security for the Secured Obligations (for this purpose only, as defined in the Guarantee and Collateral Agreement) is thus hereby confirmed. Nothing herein contained shall be construed as a substitution or novation of the Secured Obligations.

SECTION 4. Applicable Law. This First Amendment (including, without limitation, the validity, construction, effect or performance hereof and any remedies hereunder or related hereto) and all claims, obligations, liabilities, causes of action, or proceedings (in each case, whether at law or in equity, and whether sounding in contract, tort, statute or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this First Amendment, or the negotiation, execution, performance, or breach (whether willful, intentional, unintentional or otherwise) of this First Amendment, including, without limitation, any representation or warranty made or alleged to be made in, in connection with, or as an inducement to, this First Amendment shall be governed by the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. Sections 7.11, 7.12, 7.14 and 7.15 of the Existing Guarantee and Collateral Agreement are hereby incorporated by reference into this First Amendment mutatis mutandis and shall apply hereto as if originally made a part hereof.

SECTION 5. Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 1 above. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this First Amendment.

SECTION 6. Entire Agreement. This First Amendment and the Guarantee and Collateral Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, among the parties or any of them with respect to the subject matter hereof and thereof. Except as expressly set forth herein, this First Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Guarantee and Collateral Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Guarantee and Collateral Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. From and after the First Amendment Effective Date, (i) each reference in any Collateral Document to the Existing Guarantee and Collateral Agreement, and all references in the Existing Guarantee and Collateral Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Guarantee and Collateral Agreement, whether direct or indirect, shall be deemed to be a reference to the Existing Guarantee and Collateral Agreement as amended by this First Amendment, and (ii) this First Amendment shall for all purposes constitute a Collateral Document under, and as defined in, the Guarantee and Collateral Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

SECURED PARTY:

APPLE INC.

By: /s/
Name: Customer Authorized Signatory

GRANTORS:

GLOBALSTAR, INC.
GSSI, LLC
GLOBALSTAR C, LLC
GLOBALSTAR USA, LLC
GLOBALSTAR LEASING LLC
SPOT LLC
ATSS CANADA, INC.
GLOBALSTAR BRAZIL HOLDINGS, L.P.
GCL LICENSEE LLC
GUSA LICENSEE LLC
GLOBALSTAR LICENSEE LLC
GLOBALSTAR MEDIA, L.L.C.
GLOBALSTAR BROADBAND SERVICES INC.
GLOBALSTAR INTERNATIONAL, LLC
GLOBALSTAR HOLDING US, LLC
LONGHORNS HOLDINGS CORPORATION
M87, INC.

By: /s/ Rebecca Clary
Name: Rebecca Clary
Title: VP and Chief Financial Officer

GLOBALSTAR SECURITY SERVICES, LLC

By: /s/ Anthony J. Navarra
Name: Anthony J. Navarra
Title: President